77M) The registered investment companies that merged with the Pegasus Funds (formerly The Woodward Funds) were the Prairie Funds, Prairie Intermediate Bond Fund, Prairie Municipal Bond Fund, Inc. and the Prairie Institutional Funds.

     During the period July 13, 1996 through September 23, 1996 various portfolios of Pegasus and the Prairie Funds, Prairie Intermediate Bond Fund, Prairie Municipal Bond Fund Inc. reorganized pursuant to a plan of reorganization. Shareholders of each reorganizing portfolio approved the plan as required which called for the transfer of the assets, subject to the liabilities, of each portfolio to the corresponding Pegasus fund.

     On Feburary 20, 1996, March 18, 1996 and May 21, 1996, the Board of both Prairie and Woodward approved the re-organization.

     Each of the Prairie entities is in the process of obtaining a de-registration from the Securities and Exchange Commission.


RESULTS OF SPECIAL SHAREHOLDER MEETING (Unaudited)

        On July 10, 1996, July 31, 1996, and August 14, 1996 special meetings of the shareholders of the Pegasus Growth and Value, Mid-Cap Opportunity, Intrinsic Value, Managed Assets Balanced, International Equity, Equity Index, Bond, Intermediate Bond, Short Bond, Municipal, and Michigan Municipal Funds and the Woodward Capital Growth were held to approve the following proposals.

      The shareholders approved these proposals with respect to Pegasus Growth and Value, Mid-Cap Opportunity, Intrinsic Value, Managed Assets Balanced Funds, International Equity, Equity Index, Bond, Intermediate, Short Bond, Municipal, and Michigan Municipal Funds and the Woodward Capital Growth are as follows:

1. To approve a new investment advisory agreement ("New Advisory Agreement") between each Trust, NBD Bank ("NBD") and First Chicago Investment Management Company ("FCIMCO")

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,697,375.108     569,461.717   428,342.013
Opportunity            29,002,795.415     239,823.146   189,058.837
Intrinsic Value        14,485,532.163     254,925.088    71,876.526
Capital Growth          8,987,121.528     322,943.598    69,443.120
Balanced                7,876,687.721      16,097.329     9,040.511
International Equity    9,126,519.368     137,907.768    18,593.984
Equity Index           34,417,695.128      63,069.751    14,393.793
Bond Fund              25,307,211.375     318,154.139   328,809.499
Intermediate Bond      22,944,773.308   1,432,426.897   257,485.237
Short Bond             10,433,399.184      10,526.302    90,755.620
Municipal               5,263,616.915      54,710.756    53,915.719
Michigan Municipal      3,104,687.396      51,897.900   141,228.555

2. To approve a change to the fundamental investment limitations of each Fund of the Trust with regard to the following:

  a) investment in commodities

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           37,714,498.955     895,808.045   832,712.838
Opportunity            28,007,923.975     821,674.891   340,716.532
Intrinsic Value        14,242,959.536     379,208.020    91,019.221
Capital Growth          8,761,346.280     508,381.571    96,114.395
Balanced                7,853,765.509      35,605.998    12,454.054
International Equity    9,008,745.100     241,192.304    33,083.716
Equity Index           33,503,852.290     126,796.386   864,509.996
Bond Fund              24,907,043.588     524,065.731   446,863.694
Intermediate Bond      22,710,386.794   1,493,601.048   362,712.600
Short Bond             10,294,683.875     104,488.063   113,532.168
Municipal               5,003,336.149     208,220.641    85,478.600
Michigan Municipal      2,876,994.005     250,066.886   136,458.960

  b) expanded power to borrow

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           37,808,221.643     850,023.261   784,774.934
Opportunity            28,041,208.887     832,447.816   296,658.695
Intrinsic Value        14,237,759.299     392,511.147    82,916.331
Capital Growth          8,781,777.849     489,751.365    94,313.032
Balanced                7,849,899.720      29,627.946    22,297.895
International Equity    9,007,444.430     248,907.119    26,669.571
Equity Index           33,487,142.647     144,746.540   863,269.485
Bond Fund              24,887,424.769     579,395.271   411,152.973
Intermediate Bond      22,706,601.878   1,549,366.977   310,731.587
Short Bond             10,314,370.301      90,236.598   108,097.207
Municipal               4,957,872.616     227,516.886   111,645.888
Michigan Municipal      2,961,040.035     147,333.619   155,146.197

  c) issuing senior securities

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           37,860,869.332     777,283.057   804,867.449
Opportunity            28,128,015.850     686,609.712   355,689.836
Intrinsic Value        14,273,227.662     326,855.969   113,103.146
Capital Growth          8,799,493.215     463,111.024   103,238.007
Balanced                7,853,795.461      26,094.966    21,935.134
International Equity    9,014,825.615     226,112.025    42,083.480
Equity Index           33,495,858.592     111,208.705   888,091.375
Bond Fund              25,015,352.077     437,271.214   425,349.722
Intermediate Bond      22,704,780.507   1,462,351.333   399,568.602
Short Bond             10,367,475.356      22,453.776   122,774.974
Municipal               5,033,294.958     164,206.258    99,534.174
Michigan Municipal      3,044,629.330      77,656.327   141,234.194

3. To approve a change to the fundamental investment policies and limitations of certain Funds of the Trust as follows:

  a) to approve a change of the diversification policy of the International Equity and Municipal Bond Funds from a diversified to a non-diversified policy

        Fund            Affirmative      Against       Abstain
        ----            -----------      -------       -------
International Equity   9,014,021.540   232,693.694    36,305.886
Municipal              5,054,157.328    83,564.036   159,314.026

  c) to approve a change to the fundamental investment limitation concerning concentration of investments in a particular industry with respect to the Funds

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,190,362.372     743,968.203   508,689.263
Opportunity            28,257,950.420     658,048.321   254,316.657
Intrinsic Value        14,310,207.453     313,409.003    89,570.321
Capital Growth          8,842,837.920     445,620.866    77,383.460
Balanced                7,861,861.566      18,105.917    21,858.078
International Equity    9,035,260.093     210,111.755    37,649.272
Equity Index           34,319,473.399     133,179.183    42,506.090
Bond Fund              25,012,877.274     436,057.624   429,038.115
Intermediate Bond      22,840,260.522   1,441,641.495   284,798.425
Short Bond             10,366,391.971      54,576.629    91,735.506
Municipal               5,087,970.000      62,993.685   146,071.705
Michigan Municipal      2,991,355.818     103,035.019   169,129.014

4. To approve a change of the following fundamental policies and limitations to non-fundamental policies and limitations:

   a) limitation prohibiting investing, with respect to 50% of its total assets, more than 5% of its assets in the securities of any one issuer

       Fund           Affirmative      Against      Abstain
       ----           -----------      -------      -------
Michigan Municipal   3,053,469.396   69,578.895   140,471.560

  b) limitation on investment in other investment companies

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,066,818.873     825,096.611   551,104.354
Opportunity            28,250,504.833     617,701.973   302,108.592
Intrinsic Value        14,303,918.162     330,470.069    78,798.546
Capital Growth          8,820,530.496     450,430.595    94,881.155
Balanced                7,867,137.459      15,625.134    19,062.968
International Equity    9,033,904.938     215,700.561    33,415.621
Equity Index           34,341,054.125     110,609.104    43,495.443
Bond Fund              25,045,699.159     425,366.192   406,907.662
Intermediate Bond      22,854,609.963   1,420,937.147   291,153.332
Short Bond             10,377,966.417      25,662.718   109,074.971
Municipal               5,084,746.681      94,580.455   117,708.254
Michigan Municipal      3,001,967.456     125,664.845   135,887.550

  c) limitation on illiquid securities

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,025,425.989     844,852.007   572,741.842
Opportunity            28,202,459.565     657,059.546   310,796.287
Intrinsic Value        14,263,943.771     356,029.500    93,213.506
Capital Growth          8,765,508.741     498,507.470   101,826.035
Balanced                7,866,803.714      13,025.930    21,995.917
International Equity    9,030,678.918     218,607.391    33,734.811
Equity Index           34,331,152.906     120,339.654    43,666.112
Bond Fund              24,980,768.023     430,468.509   466,736.481
Intermediate Bond      22,802,881.441   1,453,967.354   309,851.647
Short Bond             10,343,453.187      60,175.948   109,074.971
Municipal               5,100,147.516     103,934.541    92,953.333
Michigan Municipal      3,039,205.823      93,085.312   131,228.716

  d) limitation on purchasing securities on margin

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,030,798.331     851,788.806   560,432.701
Opportunity            28,176,388.181     691,235.944   302,691.273
Intrinsic Value        14,264,733.243     361,080.498    87,373.036
Capital Growth          8,852,552.229     411,546.147   101,743.870
Balanced                7,868,320.053      11,884.108    21,621.400
International Equity    9,013,199.606     235,383.903    34,437.611
Equity Index           34,381,212.589      72,095.370    41,850.713
Bond Fund              25,038,543.953     422,092.541   417,336.519
Intermediate Bond      22,781,701.176   1,463,123.514   321,875.752
Short Bond             10,376,781.728      26,847.407   109,074.971
Municipal               5,062,732.924     111,188.929   123,113.537
Michigan Municipal      3,056,357.552      76,237.998   130,924.301

  e) limitation on purchasing securities of companies for the purpose of exercising control

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,037,340.136     843,099.119   562,580.583
Opportunity            28,199,207.541     669,563.630   301,544.227
Intrinsic Value        14,271,641.790     354,527.969    87,017.018
Capital Growth          8,858,369.467     412,785.772    94,687.007
Balanced                7,857,247.828      23,386.776    21,190.957
International Equity    9,033,905.957     217,621.822    31,493.341
Equity Index           33,586,096.416     866,282.991    42,779.265
Bond Fund              25,026,946.501     426,973.063   424,053.449
Intermediate Bond      22,811,628.089   1,450,797.329   304,275.024
Short Bond             10,378,176.680      25,452.456   109,074.970
Municipal               5,098,123.712     105,066.752    93,844.926
Michigan Municipal      3,031,995.629     109,222.432   122,301.790

  f) limitation on writing or selling put options, call options, straddles, spreads, or any combinations thereof

        Fund             Affirmative      Against       Abstain
Growth/Value           38,042,540.909   836,142.669   564,336.260
Opportunity            28,190,886.666   670,389.134   309,039.598
Intrinsic Value        14,266,607.386   366,739.429    79,839.962
Capital Growth          8,864,326.993   399,603.088   101,912.165
Balanced                7,862,705.753    16,908.649    22,211.159
International Equity    9,033,277.928   219,098.401    30,644.791
Equity Index           34,340,309.591   111,924.816    42,924.265
Bond Fund              25,053,258.585   393,787.324   430,927.104
Short Bond             10,339,635.071    63,994.065   109,074.970
Municipal               5,018,571.003   172,826.343   105,638.044
Michigan Municipal      3,072,261.025    68,957.036   122,301.790

5. To approve certain changes to fundamental investment objectives.

        Fund             Affirmative      Against       Abstain
        ----             -----------      -------       -------
Growth/Value           38,176,969.576   712,619.137   553,431.125
Opportunity            28,264,577.866   615,516.774   290,220.758
Capital Growth          8,901,322.257   389,056.769    75,463.220
International Equity    9,044,735.806   208,414.729    29,870.585

6. To ratify the appointment of two Trustees to the Board of Trustees of each Trust.

    Elected Trustees                         Current Trustees
    Ms. Marilyn McCoy      Mr. Will M. Caldwell *  Mr. Julius L. Pallone * Mr.
    Mr. John P. Gould      Donald L. Tuttle
                           Dr. Nicholas J. DeGrazia *  Mr. Donald B. Sutherland

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,615,486.919     615,153.663   464,538.256
Opportunity            28,966,936.504     240,565.099   224,175.795
Intrinsic Value        14,488,742.021     239,325.593    84,266.163
Capital Growth          9,012,944.926     294,979.929    71,583.391
Balanced                7,897,014.024      10,057.404    17,477.133
International Equity    9,131,820.552     127,803.514    31,238.054
Equity Index           34,547,392.060      24,423.921    15,656.691
Bond Fund              25,286,806.469     274,474.859   392,893.685
Intermediate Bond      22,977,680.012   1,372,752.155   284,253.315
Short Bond             10,424,050.724      19,343.290    91,287.092
Municipal               5,289,174.601       7,953.418    75,115.371
Michigan Municipal      3,116,022.959      43,973.575   137,817.317

7. To approve amendments to the Amended and Restated Declaration of Trust of the Trust.

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,215,003.824     766,803.929   461,212.085
Opportunity            28,664,222.192     266,248.897   239,844.309
Intrinsic Value        14,358,649.285     275,225.484    79,312.008
Capital Growth          8,944,338.436     332,715.816    88,787.994
Balanced Fund           7,857,439.852      18,996.666    25,389.043
International Equity    9,114,161.333     133,498.445    35,361.342
Equity Index           34,412,698.927      66,044.834    16,414.911
Bond Funds             25,097,517.842     348,006.864   432,448.307
Intermediate Bond      22,892,930.367   1,395,329.721   278,442.354
Short Bond             10,380,424.290      16,265.847   137,990.969
Municipal               5,010,583.464     198,118.597    88,333.329
Michigan Municipal      3,461,981.270      86,932.809   163,829.213

8. To transact such other business as may properly come before the Meetings or any adjournment thereof.

        Fund             Affirmative       Against        Abstain
        ----             -----------       -------        -------
Growth/Value           38,587,151.288     570,898.842   537,128.708
Opportunity            28,701,598.882     383,407.629   346,670.887
Intrinsic Value        14,488,044.400     228,099.160    96,190.217
Capital Growth          8,862,036.696     440,186.116    77,285.434
Balanced Fund           7,892,907.143      13,250.898    18,390.520
International Equity    9,109,780.714     129,051.277    52,030.129
Equity Index           34,530,401.727      33,164.862    23,906.083
Bond Fund              25,289,548.134     218,371.943   446,254.936
Intermediate Bond      22,993,450.447   1,349,962.977   291,272.018
Short Bond             10,380,424.290      16,265.847   137,990.969
Municipal               5,267,301.655      37,135.864    67,805.871
Michigan Municipal      3,139,579.493      22,433.856   135,800.502

RESULTS OF SPECIAL SHAREHOLDER MEETING (Unaudited)

      On July 10, 1996, July 31, 1996, August 14, 1996, and October 1, 1996
special meetings of the shareholders of the Pegasus Money Market, Treasury, Muncipal, and Michigan Municipal Funds were held to approve the following proposals.

1. To approve a new investment advisory agreement ("New Advisory Agreement") between the Trust, and FCIMCO.

       Fund            Affirmative         Against          Abstain
       ----            -----------         -------          -------
Money Market         936,322,650.417   64,741,343.298   68,426,239.025
Treasury             456,504,552.414    1,952,066.482   10,925,959.574
Municipal            314,896,479.893    3,313,184.846   14,976,075.231
Michigan Municipal    68,341,861.181      771,929.674    5,896,467.915

2. To approve a change to the fundamental investment limitations of each Fund of the Trust with regard to the following:

  a) investment in commodities

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         846,320,301.481   114,850,323.985   108,319,607.274
Treasury             428,178,559.254    21,392,078.765    19,811,940.451
Municipal            306,093,137.183     7,646,534.872    19,446,067.915
Michigan Municipal    65,621,541.161     3,178,712.201     6,210,005.408

  b) expanded power to borrow

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         881,778,057.284   108,278,486.227   79,433,689.229
Treasury             431,394,226.941    18,023,528.482   19,964,823.047
Municipal            305,087,260.802     7,603,266.327   20,495,212.841
Michigan Municipal    65,591,662.800     3,177,581.472    6,241,014.498

  c) issuing senior securities

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         886,505,221.138   105,126,847.050   77,858,164.552
Treasury             433,332,306.735    16,199,342.984   19,850,928.751
Municipal            308,314,577.530     5,959,401.717   18,911,760.723
Michigan Municipal    65,357,341.465     3,441,136.509    6,211,450.796

3. To approve a change to the fundamental investment policies and limitations of certain Funds of the Trusts as follows:

  b) to approve the removal of the 20% limitation of AMT paper

       Fund            Affirmative        Against          Abstain
       ----            -----------        -------          -------
Municipal            311,152,730.606   5,536,403.103   16,496,606.261
Michigan Municipal    56,880,035.493   2,569,689.731   15,560,533.546

  c) to approve a change to the fundamental investment limitation concerning concentration of investments in a particular industry with respect to the Funds

    Fund               Affirmative         Against          Abstain
    ----               -----------         -------          -------
Money Market         897,055,114.756   91,845,846.114   80,589,271.870
Treasury             428,546,374.488   12,412,894.232   28,423,309.750
Municipal            310,652,220.841    5,815,054.227   16,718,464.902
Michigan Municipal    56,146,364.514    3,020,538.097   15,843,356.159

4. To approve a change of the following fundamental policies and limitations to non-fundamental policies and limitations:

  a) limitation prohibiting investing, with respect to 50% of its total assets, more than 5% of its assets in the securities of any one issuer

       Fund            Affirmative       Against         Abstain
       ----            -----------       -------         -------
Michigan Municipal   63,990,009.120   4,437,682.203   6,582,567.447

  b) limitation on investment in other investment companies

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         882,003,997.881   109,442,958.907   78,043,275.952
Treasury             442,421,624.904    15,876,053.582   11,084,899.984
Municipal            305,335,242.154    10,954,357.072   16,896,140.744
Michigan Municipal    64,907,261.747     3,543,482.527    6,559,514.496

  c) limitation on illiquid securities

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         872,895,499.963   120,190,299.987   76,404,432.790
Treasury             442,576,602.782    15,998,066.143   10,807,909.545
Municipal            304,764,612.329    12,010,758.849   16,410,368.792
Michigan Municipal    64,128,485.934     4,322,180.690    6,559,592.146

  d) limitation on purchasing securities on margin

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         871,631,343.494   120,611,928.663   77,246,960.583
Treasury             442,229,685.627    16,367,416.359   10,785,476.484
Municipal            305,187,685.683    11,599,145.672   16,398,908.615
Michigan Municipal    55,291,069.939    13,126,597.482    6,592,591.349

  e) limitation on purchasing securities of companies for the purpose of exercising control

       Fund            Affirmative         Against           Abstain
       ----            -----------         -------           -------
Money Market         881,736,173.961   110,883,347.678   76,870,711.101
Treasury             442,386,469.378    16,090,300.300   10,905,808.792
Municipal            304,860,746.974    11,449,240.735   16,875,752.261
Michigan Municipal    64,325,093.965     4,117,714.937    6,567,449.868

6. To ratify the appointment of two Trustees to the Board of Trustees of the Trust.

  Elected Trustees                     Current Trustees
  ----------------                     ----------------
  Ms. Marilyn McCoy        Mr. Will M. Caldwell *  Mr. Julius L. Pallone
  Mr. John P. Gould        * Mr.Donald L. Tuttle * Dr. Nicholas J. DeGrazia
                                    * Mr. Donald B. Sutherland

       Fund            Affirmative         Against          Abstain
       ----            -----------         -------          -------
Money Market         975,166,997.216   12,929,509.390   81,393,726.134
Treasury             457,594,396.844      407,313.773   11,380,867.853
Municipal            315,275,707.433    3,309,685.310   14,600,347.227
Michigan Municipal    68,024,518.038    1,612,984.273    5,372,756.459

7. To approve amendments to the Amended and Restated Declaration of Trust of the Trust.

       Fund             Affirmative          Against          Abstain
       ----             -----------          -------          -------
Money Market         1,274,127,809.402   44,475,127.347   65,240,669.201
Treasury               630,328,765.929   10,247,517.017   15,262,028.684
Municipal              440,413,090.264   12,038,558.436   30,729,496.700
Michigan Municipal      92,058,845.313    2,820,020.590    5,329,977.237

8. To transact such other business as may properly come before the Meetings or any adjournment thereof.

       Fund            Affirmative         Against          Abstain
       ----            -----------         -------          -------
Money Market         931,428,940.736   61,125,006.118   76,926,285.886
Treasury             446,428,731.840   11,471,112.078   11,482,734.552
Municipal            313,969,842.278    2,357,881.110   16,858,016.582
Michigan Municipal    57,291,162.456    2,286,358.382   15,432,737.932

      On July 31, 1996 and August 14, 1996 special meetings of the shareholders of The Woodward Government Fund were held to approve the following proposals.

1. Proposal to approve a Plan of Reorganization and the transactions contemplated thereby, including the transfer of substantially all of the assets and liabilities of the Trust's Government Fund to the Trust's Treasury Money Market Fund (the "Treasury Fund"), in exchange for Class A or Class I shares, as applicable, of the Treasury Fund, and a liquidating distribution of such shares so received to shareholders of the Government Fund according to their respective interests.

  Affirmative       Against        Abstain
  -----------       -------        -------
378,134,412.781   422,366.997   8,299,510.843

                        PEGASUS CASH MANAGEMENT FUNDS
                    RESULTS OF SPECIAL SHAREHOLDER MEETING
                                 (UNAUDITED)

      On July 8, 1996, a special meeting of the shareholders of the Treasury Prime Cash Management Fund of Prairie Institutional Funds was held to consider the approval of an Agreement and Plan of Reorganization by and between Pegasus Funds and Prairie Institutional Funds.

      The shareholders approved the Reorganization Agreement with respect to the Treasury Prime Cash Management Fund as follows:

                      Portfolio                           In Favor    Opposed    Abstain
                      ---------                           --------    -------    -------
Treasury Prime Cash Management Fund .................   119,886,862      --     8,512,903

      On July 12, 1996, a special meeting of the shareholders of the U.S. Government Securities Cash Management Fund and the Cash Management Fund of Prairie Institutional Funds was held to consider the approval of an Agreement and Plan of Reorganization by and between Pegasus Funds and Prairie Institutional Funds.

      The Shareholders approved the Reorganization Agreement with respect to each Fund as follows:

                      Portfolio                           In Favor     Opposed      Abstain
                      ---------                           --------     -------      -------
U.S. Government Securities Cash Management ..........   263,151,795   1,524,350   94,204,830
Cash Management Fund ................................   276,162,573   1,572,496   11,763,950


                                      25